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                                                                   Exhibit 10(m)

                               INDEMNITY AGREEMENT

         This Indemnity Agreement (the "Agreement") is made as of the ________ day of __________, 200__, by and between Republic Bancorp Inc., a Michigan corporation (the "Corporation"), and __________________________ (the
"Indemnitee").

                                   WITNESSETH:

         WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available; and

         WHEREAS, the substantial increase in corporate litigation subjects directors and officers to expensive litigation risks at the same time that the availability of and coverage provided by directors' and officers' liability insurance has become uncertain; and

         WHEREAS, it is now and has been the express policy of the Corporation to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law and to provide them with specific contractual assurance that said indemnity will be available to them; and

         WHEREAS, the Corporation does not regard the protection available to Indemnitee as adequate in the present circumstances, and realizes that Indemnitee may not be willing to serve as a director and officer without adequate protection, and the Corporation desires Indemnitee to serve in such a capacity; and

         NOW, THEREFORE, in consideration of Indemnitee's continued service as a Director/Officer, as well as for other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), the parties agree as follows:

1.       Definitions. As used in this Agreement:

         (a) The term "Proceeding" shall include any threatened, pending or completed action, suit, proceeding (including any and all appellate proceedings), arbitration, mediation, alternative dispute resolution mechanism, inquiry or investigation, in each case whether brought by or in the right of the Corporation or otherwise, whether of a civil, criminal, administrative, appellate or investigative nature, and whether of a formal or an informal nature, in which Indemnitee may be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, officer, manager, member, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, member, employee, agent or fiduciary of another entity, regardless of whether or not Indemnitee is serving in such capacity at the time any

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                  liability or expense is incurred for which indemnification or reimbursement is to be provided under this Agreement.

         (b) The term "Expenses" shall include, but is not limited to, (i) costs, expenses and obligations of any and all Proceedings,
                  (ii) travel, transcript and deposition costs, expenses and obligations, (iii) reasonable attorneys fees, retainers, expenses and disbursements, (iv) accounting, professional, expert and witness fees, retainers, expenses and disbursements, (v) all other costs, expenses and obligations paid or incurred in connection with investigating, prosecuting, appealing, defending, being a witness in or participating in, or preparing to investigate, prosecute, appeal, defend, be a witness in or participate in, any Proceeding, and (vi) any costs, expenses and obligations of establishing a right to indemnification under this Agreement.

         (c) The term "Director/Officer" shall include (i) Indemnitee's service at the request of the Corporation as a director, manager, officer, partner, trustee, employee, fiduciary or agent of another entity, and (ii) Indemnitee's service as a director, officer, employee, fiduciary and/or agent of the Corporation.

         (d) The terms "Corporation" and "corporation" include all constituent entities absorbed in a consolidation or merger and the resulting or surviving entity, so that if Indemnitee is or was a director, manager, officer, partner, trustee, employee or agent of the constituent entity or is or was serving at the request of the constituent entity as a director, manager, officer, partner, trustee, employee, or agent of another entity, shall stand in the same position under the provisions hereof with respect to the resulting or surviving entity as Indemnitee would if Indemnitee had served the resulting or surviving entity in the same capacity.

         (e) The term "entity" includes any foreign or domestic corporation, limited liability company, partnership, joint venture, trust, or other enterprise (including employee benefit plans), whether for profit or not.

         (f) The phrase "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants, or its beneficiaries.

         (g) The phrase "decided in a Proceeding" shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision which decision has become final and from which no appeal or other review proceeding is permissible.

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2.       Agreement to Serve. Indemnitee shall continue to serve in the positions set forth on the signature page hereto so long as Indemnitee is duly elected and qualified to serve or until Indemnitee resigns or is removed from such positions.

3.       Indemnification of Director/Officer.

         (a) To the fullest extent permitted by law, the Corporation shall indemnify and hold harmless Indemnitee against all liabilities, losses, judgments, fines, penalties, ERISA excise taxes, and, to the extent actually and reasonably incurred or suffered by any Indemnitee, any amounts paid or to be paid in settlement, that are incurred or suffered by Indemnitee in connection with any Proceeding ("Judgment and Settlement Amounts").

         (b) To the fullest extent permitted by law, the Corporation shall indemnify and hold harmless Indemnitee against all Expenses.

         (c) If the indemnity provided for in this Section 3 with respect to Judgment and Settlement Amounts is for any reason held to be unavailable to Indemnitee, then, in order to provide for just and equitable contribution, the Corporation shall contribute to such Judgment and Settlement Amounts; provided, however, that if it is decided in a Proceeding that Indemnitee engaged in intentional misconduct for the primary purposes of significant personal financial benefit through actions materially adverse to the best interest of the Corporation and its shareholders, then Indemnitee shall not be entitled to such contribution. In determining the amount of contribution to which Indemnitee is entitled, there shall be considered (i) the relative benefits received by each party, (ii) the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, (iii) the opportunity to correct and prevent any improper action, and (iv) such other equitable considerations as are appropriate in the circumstances. Notwithstanding the foregoing, Indemnitee shall not be required to contribute more than the total amount of such Judgment and Settlement Amounts, multiplied by a fraction, the numerator of which is the amount of compensation received by Indemnitee for Indemnitee's service to the Corporation or such other entity as to which the damages arose during the month or months in which the alleged wrongful act or omission occurred, and the denominator of which is the total amount of all damages awarded or paid in or on account of the proceeding in which such damages arose by or with respect to all parties thereto.

4. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses and/or for some or a portion of the Judgment and Settlement Amounts, but not, however, for all of the total amount thereof, the Corporation shall nevertheless

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         indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any claim, issue or matter in any Proceeding (including, without limitation, dismissal without prejudice and dismissal without payment by Indemnitee), then Indemnitee shall be indemnified against all Expenses and all Judgement and Settlement Amounts incurred or suffered in connection therewith. For purposes of this Agreement, the payment of money in connection with any settlement or dismissal of any Proceeding (whether by Indemnitee or on behalf of Indemnitee), in and of itself, shall neither render nor be deemed to render Indemnitee "unsuccessful" on the merits or otherwise.

5. Burden of Proof. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Corporation (or the person or entity challenging such indemnification) to establish by clear and convincing evidence that Indemnitee is not so entitled.

6. Presumptions. For all purposes of this Agreement: Indemnitee shall be conclusively presumed to be entitled to indemnification under this Agreement unless it is decided in a Proceeding that Indemnitee is not entitled to such indemnification. The termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. If Indemnitee shall have acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the holders of the equity interests in an entity or in the best interest of the participants and beneficiaries of an employee benefit plan, then Indemnitee shall be considered to have acted in a manner not opposed to the best interests of the Corporation or its shareholders.

7. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Corporation against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitation is otherwise applicable to any such cause of action such shorter period shall govern.

8. Limitations on Indemnity. Corporation shall not be obligated under this Agreement to make any indemnification to the Indemnitee:

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         (a)      to the extent that it is decided in a Proceeding that such indemnification is prohibited by applicable law; or

         (b) for which and to the extent payment is actually and unqualifiedly made to the Indemnitee under a valid and collectible insurance policy purchased or maintained by the Corporation for the benefit of Indemnitee or for the benefit of Indemnitee and other directors and/or officers of the Corporation, except in respect of any such insurance.

9. Advance Payment. Expenses incurred by Indemnitee in connection with any Proceeding shall be paid promptly by the Corporation as incurred and in advance of the final disposition of such Proceeding. To the extent required under applicable law, Indemnitee hereby agrees and undertakes to repay any amounts advanced pursuant to this Agreement with respect to which it is decided in a Proceeding that Indemnitee is not entitled to be indemnified by the Corporation pursuant to this Agreement.

10.      Indemnification Procedure.

         (a) Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof in writing unless the Corporation shall have otherwise received notice of such Proceeding. The omission to so notify the Corporation will not relieve it from any liability which it may have to Indemnitee except to the extent that the Corporation is materially damaged by such omission.

         (b) If a claim for indemnification or advances under this Agreement is not paid by the Corporation within thirty (30) days of receipt of written notice, the rights provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction or Indemnitee may, at Indemnitee's sole option, seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, which award shall be binding and non-appealable upon the Corporation and enforceable in any court of competent jurisdiction.

         (c) The Expenses of Indemnitee incurred in connection with any Proceeding concerning Indemnitee's right to indemnification or advances in whole or in part pursuant to this Agreement shall also be indemnified by the Corporation unless it is decided in a Proceeding that Indemnitee had no right to indemnification or advances pursuant to this Agreement.

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         (d)      With respect to any Proceeding for which indemnification is requested, the Corporation will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Corporation may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense of a Proceeding, the Corporation will not be liable to Indemnitee for any attorneys' fees subsequently incurred by Indemnitee in connection with the defense thereof, other than as provided below. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent. Indemnitee shall have the right to employ Indemnitee's own counsel in any Proceeding, but the fees of such counsel incurred after notice from the Corporation of its assumption of the defense of the Proceeding shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, or (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of a Proceeding, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of a Proceeding, or (iv) counsel employed by the Corporation shall not have been approved by Indemnitee, in each of which cases the Expenses of Indemnitee's counsel shall be advanced by the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Indemnitee has concluded that there may be a conflict of interest between the Corporation and Indemnitee.

11. Enforcement. If a claim for Expenses under this Agreement is not paid by the Corporation, or on its behalf, within thirty days after a written claim has been received by the Corporation, Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such claim.

12. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

13. Notice. Notice to the Corporation shall be given at its principal office and shall be directed to the Corporate Secretary (or such other addresses as the Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date
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         post-marked. In addition, the Indemnitee shall give the Corporation such information and cooperation as it may reasonably require.

14. Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

15. Indemnification And Contribution Hereunder Not Exclusive. The indemnity and contribution provided for herein shall not be deemed to be exclusive, but shall be cumulative and in addition to any and all other rights or remedies which Indemnitee may otherwise have, at law or in equity, or under any provision of the Articles of Incorporation or Bylaws of the Corporation or under Michigan law. Nothing herein shall be deemed to diminish or otherwise restrict any or all of such other rights or remedies of Indemnitee.

16. No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment in connection with any Expenses or any Judgment and Settlement Amounts to the extent Indemnitee has otherwise actually received payment from a third party of the Expenses or Judgment and Settlement Amounts otherwise indemnifiable hereunder.

17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

18. Consent to Jurisdiction. The Corporation and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Michigan for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that nay action instituted under this Agreement shall be brought only in the state courts of the State of Michigan.

19. Counterparts. This Agreement may be executed in two or more counterparts, and by each party on separate counterparts, each of which counterparts shall be deemed an original, but all of which counterparts taken together shall be one and the same document.

20. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives and assigns. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation to assume all of the Corporation's obligations

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         under this Agreement. Such assumption will not release the Corporation from its obligations under this Agreement.

21.      Coverage of Indemnification.

         (a) The indemnification under this Agreement shall cover Indemnitee's service as a Director/Officer and all of Indemnitee's acts in such capacity, whether prior to or on or after the date of this Agreement, and regardless of whether Indemnitee shall have ceased to serve as a Director/Officer and shall inure to the benefit of the successors, assigns, heirs and personal representatives of Indemnitee.

         (b) If Indemnitee is required to testify (in court proceedings, depositions, informal interviews or otherwise), consult with counsel, furnish documents or take any other reasonable action in connection with any Proceeding, then, to the fullest extent permitted under applicable law, the Corporation will pay Indemnitee a fee for Indemnitee's efforts at a rate equal to the amount payable to Indemnitee for attending Board and Board committee meetings; plus reimbursement for all reasonable expenses incurred by Indemnitee in connection therewith.

22.      Insurance.

         (a) The Corporation may, but is not obligated to, purchase and maintain insurance insuring Indemnitee against any liability arising out of Indemnitee's status as a director of the Corporation, regardless of whether the Corporation has the power to indemnify Indemnitee against such liability under applicable law.

         (b) The parties will cooperate to obtain advances of Expenses and Judement and Settlement Amounts, indemnification payments and consents from insurance carriers in any Indemnified Matter to the full extent of applicable insurance. The existence of insurance coverage will not diminish or limit the Corporation's obligation to make indemnification payments or advances to Indemnitee hereunder. Amounts paid directly to Indemnitee with respect to any Expenses and Judgement and Settlement Amounts by Corporation's insurance carriers will be credited to the amounts payable by Corporation to Indemnitee under this Agreement.

23. Amendments. Neither the Corporation's Articles of Incorporation nor its Bylaws will be changed to increase liability of directors or to limit Indemnitee's indemnification. Any repeal or modification of Corporation's Articles of Incorporation or Bylaws or any repeal or modification of the relevant provisions of any applicable law will not in any way diminish any of Indemnitee's rights or the

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         Corporation's obligations under this Agreement. This Agreement cannot be amended except with the written consent of the Corporation and Indemnitee.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

INDEMNITEE                                 CORPORATION

                                           REPUBLIC BANCORP INC.

_____________________________              By: _____________________________
Name:
                                                 Its: Duly authorized agent
Indemnitee's Positions:

_____________________________

_____________________________

_____________________________